                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                  THE ROTTLUND COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                           THE ROTTLUND COMPANY, INC.
                              2681 LONG LAKE ROAD
                           ROSEVILLE, MINNESOTA 55113

                                 August 1, 1998

Dear Shareholder of The Rottlund Company, Inc.:

    You are cordially invited to attend the Annual Meeting of Shareholders of The Rottlund Company, Inc. (the "Company"), to be held at the Crowne Plaza Northstar Hotel, 618 Second Avenue South, Minneapolis, Minnesota, on Thursday, September 10, 1998 at 3:30 p.m.

    At the Annual Meeting you will be asked to elect directors, to approve an amendment to the Company's 1992 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 1,000,000 to 1,300,000, to approve an amendment to the Company's Employee Stock Purchase Plan increasing the number of shares reserved for issuance thereunder from 125,000 to 250,000, and to ratify the appointment by the Board of Directors of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending March 31, 1999.

    I encourage you to vote FOR each of the nominees for director, FOR the amendment to the Company's 1992 Stock Option Plan, FOR the amendment to the Company's Employee Stock Purchase Plan, and FOR ratification of the appointment of Arthur Andersen LLP. Whether or not you are able to attend the Annual Meeting in person, I urge you to complete, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do attend the meeting in person, you may withdraw your proxy and vote personally on any matters brought properly before the meeting.

                                          Very truly yours,

                                          THE ROTTLUND COMPANY, INC.

                                           [SIGNATURE]

                                          David H. Rotter
                                          PRESIDENT

                           THE ROTTLUND COMPANY, INC.
                              2681 LONG LAKE ROAD
                           ROSEVILLE, MINNESOTA 55113

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                           THE ROTTLUND COMPANY, INC.

                             ---------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Rottlund Company, Inc. (the "Company") will be held at 3:30 p.m. on Thursday, September 10, 1998 at the Crowne Plaza Northstar Hotel, 618 Second Avenue South, Minneapolis, Minnesota, for the following purposes, as more fully described in the accompanying proxy statement:

    1. To elect seven directors of the Company, each for a term of one year and until their successors shall be elected and duly qualified;

    2. To approve an amendment to the Company's 1992 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 1,000,000 to 1,300,000;

    3. To approve an amendment to the Company's employee Stock Purchase Plan increasing the number of shares reserved for issuance thereunder from 125,000 to 250,000;

    4. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending March 31, 1999; and

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on July 21, 1998, are entitled to notice of and to vote at the meeting.

    Whether or not you expect to attend the meeting in person, please complete, date, and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time and if you attend the meeting in person, your executed proxy will be returned to you upon request.

                                          By Order of the Board of Directors

                                           [SIGNATURE]

                                          David H. Rotter
                                          PRESIDENT

Roseville, Minnesota
August 1, 1998

                           THE ROTTLUND COMPANY, INC.
                              2681 LONG LAKE ROAD
                           ROSEVILLE, MINNESOTA 55113

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                               SEPTEMBER 10, 1998

                             ---------------------

                                  INTRODUCTION

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Rottlund Company, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Crowne Plaza Northstar Hotel, 618 Second Avenue South, Minneapolis, Minnesota, on Thursday, September 10, 1998 at 3:30 p.m., and at any adjournment thereof.

    All shares represented by properly executed proxies received in time will be voted at the meeting as follows, unless otherwise specified by the shareholder in the proxy: (i) in favor of the election as directors of all of the nominees listed herein; (ii) in favor of the amendment to the Company's 1992 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 1,000,000 to 1,300,000; (iii) in favor of the amendment to the Company's Employee Stock Purchase Plan increasing the number of shares reserved for issuance thereunder from 125,000 to 250,000; (iv) in favor of the selection of Arthur Andersen LLP as the independent public accountants of the Company; and
(v) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the meeting. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

    Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice to the Secretary of the Company.

    The Board of Directors of the Company has fixed the close of business on July 21, 1998 as the record date for determining the holders of outstanding shares of common stock entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 5,772,413 shares of common stock issued and outstanding. Each such share of common stock is entitled to one vote at the meeting. The Notice of Annual Meeting, this proxy statement and the form of proxy are first being mailed to shareholders of the Company on or about August 1, 1998.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding ownership of the Company's common stock as of July 1, 1998, by (i) each person known to the Company to own beneficially more than 5% of its common stock, (ii) each director of the Company, (iii) each officer named in the executive compensation table of this proxy statement, and (iv) all directors and officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                                                AMOUNT AND NATURE
                                                                  OF BENEFICIAL         PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNERSHIP(1)         OF CLASS
-----------------------------------------------------------  -----------------------  -----------
David H. Rotter............................................    2,184,639(2)(3)(4)(5)        36.0%
  2681 Long Lake Road
  Roseville, MN 55113
Bernard J. Rotter..........................................    2,153,639(3)(4)(5)           35.4%
  2681 Long Lake Road
  Roseville, MN 55113
Heartland Advisors, Inc....................................      510,600(6)                  8.8%
  790 North Milwaukee Street
  Milwaukee, WI 53202
Todd M. Stutz..............................................      103,314(5)                  1.7%
Lawrence B. Shapiro........................................       97,982(5)                  1.6%
John J. Dierbeck, III......................................       82,202(5)                  1.4%
Dennis J. Doyle............................................        2,000(5)                *
Scott D. Rued..............................................        9,000(5)                *
All directors and officers as a group (7 persons)..........    4,632,776(2)(3)(5)           76.1%

------------------------

* Indicates ownership of less than 1 % of the Company's outstanding common stock.

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and accordingly may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days after July 1, 1998. The same shares may be beneficially owned by more than one person.

(2) Includes 806,500 shares held in constructive trust for the benefit of Mr. David H. Rotter's former spouse, Shirley A. Rotter.

(3) Includes an aggregate of 522,000 shares held by children of Mr. David H. Rotter and an aggregate of 525,000 shares held by the children of Mr. Bernard J. Rotter and 100 shares held by the former spouse of Mr. David H. Rotter and 100 shares held by the spouse of Mr. Bernard J. Rotter.

(4) Messrs. David H. Rotter and Bernard J. Rotter (the "Controlling Shareholders") and their respective spouses, former spouses and children have entered into a Shareholders' Agreement intended by them to preserve continuity of ownership and control of the Company. Pursuant to a divorce decree with respect to the divorce of Mr. David H. Rotter and his former spouse, Ms. Shirley A. Rotter, 806,500 shares are being held in constructive trust for Ms. Rotter. The divorce decree states that Mr. David H. Rotter's rights pursuant to the Shareholders' Agreement are to remain in full force and effect. The Shareholders' Agreement divides the Rotter families who own shares into two groups the "DR Group" and the "BR Group." The members of the groups, who own collectively 4,316,666 shares of common stock, so long as they own their respective shares, have agreed to vote their shares in favor of the election of Messrs. David H. Rotter and Bernard J. Rotter to the Board of Directors of the

    Company and members of the respective groups have further agreed to certain restrictions upon their ability to transfer or otherwise dispose of their shares to third parties in the event of certain voluntary lifetime transfers, upon death and in the case of involuntary transfers if any of the members in the DR Group desire to dispose of their shares without the consent of Mr. David H. Rotter, such member must first offer the shares to Mr. David H. Rotter, and if he does not elect to acquire such shares, then to Mr. Bernard J. Rotter. Similarly, if any member of the BR Group desires to dispose of his or her shares without the consent of Mr. Bernard J. Rotter, such member must first offer such shares to Mr. Bernard J. Rotter, and if he does not elect to purchase such shares, then to Mr. David H. Rotter. Messrs. David H. Rotter and Bernard J. Rotter have agreed that they will offer their respective shares to the other in the event of proposed lifetime transfers, and each has given to the other the option to purchase his shares upon death, disability or in the event of an involuntary transfer. The Shareholders' Agreement will terminate upon: (i) the entry of an order of relief with respect to the Company under the Federal Bankruptcy Code, the execution by the Company of any assignment for the benefit of creditors or the appointment of a receiver of the Company; (ii) voluntary or involuntary dissolution of the Company; (iii) upon the written agreement or vote of the Controlling Shareholders to dissolve the Company; (iv) upon the written agreement of the Controlling Shareholders, or if there shall be only one surviving Controlling Shareholder, upon notice by such Controlling Shareholder to the remaining parties to the Shareholders' Agreement; or (v) upon the deaths of the Controlling Shareholders.

(5) Includes the right to acquire the following shares within 60 days upon exercise of stock options: Mr. David Rotter, 34,639; Mr. Bernard Rotter, 34,639; Mr. Stutz, 95,840; Mr. Dierbeck, 81,802; Mr. Shapiro, 80,850; Mr.
    Doyle, 2,000; and Mr. Rued, 4,000.

(6) This information is based on a Schedule 13G filed with the Securities and Exchange Commission by Heartland Advisors, Inc. on February 6, 1998.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the three fiscal years ended March 31, 1998.

                                                                     LONG TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                                    ------------
                                           ANNUAL COMPENSATION       SECURITIES
                                         ------------------------    UNDERLYING
NAME AND PRINCIPAL POSITION        YEAR  SALARY ($)     BONUS ($)   OPTIONS (#)
---------------------------------  ----  ----------     ---------   ------------
David H. Rotter..................  1998    250,000           -0-         -0-
  President                        1997    250,000        64,487      37,647
                                   1996    250,000       103,726      32,634

Bernard J. Rotter................  1998    250,000           -0-         -0-
  Vice President, Treasurer        1997    250,000        64,487      37,647
                                   1996    250,000       103,726      32,634

Todd M. Stutz....................  1998     85,000        23,018         -0-
  Executive Vice President         1997     85,000        65,829      26,424
                                   1996     85,000       140,703      15,612

John J. Dierbeck, III............  1998    100,000        50,000         -0-
  Executive Vice President         1997    100,000        36,850      16,890
                                   1996     85,000        59,272      14,910

Lawrence B. Shapiro..............  1998    100,000           -0-         -0-
  Chief Financial Officer          1997    100,000        36,850      16,890
                                   1996     85,000        59,272      13,868

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

    The following table provides information with respect to the named executive officers and the value of such officers' unexercised options at March 31, 1998.

                                NUMBER OF SECURITIES
                               UNDERLYING UNEXERCISED
                             OPTIONS AT FISCAL YEAR-END       VALUE OF UNEXERCISED IN-THE-MONEY
                                         (#)                  OPTIONS AT FISCAL YEAR-END ($)(1)
                             ---------------------------   ---------------------------------------
NAME                         (EXERCISABLE)  (UNEXERCISABLE)  (EXERCISABLE)      (UNEXERCISABLE)
---------------------------  ------------   ------------   ----------------   --------------------
David H. Rotter............   34,639         35,641                -0-                  -0-
Bernard J. Rotter..........   34,639         35,641                -0-                  -0-
Todd M. Stutz..............   95,840         24,575                -0-                  -0-
John J. Dierbeck, III......   81,802         18,873                -0-                  -0-
Lawrence B. Shapiro........   80,850         18,375                -0-                  -0-

------------------------

(1) The closing price of the Company's common stock on March 31, 1998 as reported on AMEX was $4.00.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH CONTAINED HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                     BOARD REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") determined the compensation arrangements for the Company's executive officers for fiscal 1998 in June of 1997. The members of the Committee are the two outside directors of the Company, Messrs. Doyle and Rued.

    The Committee's principal responsibility is to ensure the Company's executive compensation plans are aligned with and support the Company's business objectives. The Committee continually evaluates the overall design and administration of the executive compensation plans in order to fulfill its responsibility. To ensure the objectivity and independence of the Committee, it is composed entirely of outside directors.

COMPENSATION PHILOSOPHY

    Currently, the primary elements of the executives' total compensation program are base salary, annual incentives, and long-term incentives. In general, the compensation program promotes a pay-for-performance philosophy by placing a significant portion of total compensation "at risk" while providing compensation opportunities which are comparable to market levels.

    The Company's executive compensation package consists of three main components: (i) base salary; (ii) annual bonuses based on Company performance; and (iii) stock options. The base salary of each of the named executive officers is determined annually after considering the compensation levels of personnel with similar responsibilities at other companies within the home construction industry and after considering the responsibilities and performance of the individual officer. Under the Company's annual bonus program, cash bonuses are paid annually to the named executive officers and other officers and employees from a bonus pool. The size of the bonus pool is derived from a pre-determined formula of percentages of levels of pre-tax profits of the Company. The officers and employees participating in the annual bonus program receive a percentage of the bonus pool which is established based on the same considerations as were used to determine the base salary of each such officer and employee. Under the annual bonus program each executive officer's compensation for fiscal 1998 was tied directly to the financial performance of the Company, except for Mr. Todd
M. Stutz, whose bonus is tied directly to the financial performance of the Company's Minnesota operations. For the annual bonus program in fiscal 1998, no bonus was paid to Mr. David H. Rotter, Chief Executive Officer of the Company, and the aggregate bonuses paid to all of the named executive officers of the Company, as a group, including the Chief Executive Officer, represents approximately 8.6% of the group's total fiscal 1998 compensation. The purpose of the stock option program is to align the long-term interests of the Company's executives and its shareholders and, through the use of vesting periods, to assist in the retention of executives. In determining the compensation package for Mr. David H. Rotter, the Committee applied the compensation policies described above.

                       COMPENSATION COMMITTEE INTERLOCKS

    As stated above, Messrs. Doyle and Rued comprise the Compensation Committee of the Board of Directors. No member of the Compensation Committee of the Board of Directors was an officer, former officer or employee of the Company or any of its subsidiaries during fiscal 1998. No executive officer of the Company served as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Company's Compensation Committee or Board of Directors during fiscal 1998.

                           COMPANY STOCK PERFORMANCE

    The graph below compares the cumulative total shareholder return on $100 invested in the common stock of the Company for the last five fiscal years with the cumulative total return on the same amount invested in the Dow Jones Equity Market Index and Dow Jones Home Construction Index for the same periods.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              RH        DJEMI      DJHCI
10/29/92     $100.00    $100.00    $100.00
3/31/93       145.45     106.58     108.91
3/31/94       161.36     110.54     116.90
3/31/95       118.18     127.02     101.72
3/31/96       124.08     169.02     145.20
3/31/97        94.25     205.45     128.09
3/31/98        73.56     251.68     165.88

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company, and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's common stock and to furnish the Company with copies of these reports. Initial reports are required to be filed within ten days of an individual becoming a director, executive officer or owner of 10% of the Company's common stock and reports of changes in ownership are required to be filed within the first ten days of the month succeeding the month in which such change occurred. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were timely made during fiscal 1998.

                            1. ELECTION OF DIRECTORS

    Each of the seven nominees for director is currently a member of the Board of Directors and was elected by the shareholders. All nominees have agreed to stand for election at the Annual Meeting. If, prior to the Annual Meeting, the Board of Directors learns that any nominee will be unable to serve by reason of death, incapacity, or other unexpected occurrence, the proxies which would have otherwise been voted for such nominee will be voted for a substitute nominee, if any, elected by the Board.

BUSINESS EXPERIENCE

    DAVID H. ROTTER, age 51, is a founder of the Company and has been a member of its Board of Directors since its inception. He served as the Company's Vice President from 1973 through March 1990 and has served as its President from April 1990 through the present. He has also served as the Company's Secretary since its inception. He is the brother of Bernard J. Rotter.

    BERNARD J. ROTTER, age 55, has served as Chairman of the Board, Vice President and Treasurer of the Company since July 1984. He is the brother of David H. Rotter.

    TODD M. STUTZ, age 40, was elected a Director of the Company in August 1992 and has served as Executive Vice President since June 1991. He joined the Company in April 1989 and served as its Land Development Manager until June 1991. Between April 1980 and March 1989 he was employed by the Housing and Redevelopment Authority of the City of Columbia Heights, Minnesota as Executive Director.

    JOHN J. DIERBECK, III, age 52, was elected Executive Vice President in May 1996. Prior to becoming an Executive Vice President he served as Vice President of Sales and Marketing of the Company since August 1992. He served as the Company's sales manager since March 1990. Mr. Dierbeck was elected a director of the Company in August 1992.

    LAWRENCE B. SHAPIRO, age 42, was elected Chief Financial Officer and a Director of the Company in August 1992. He has served as the Company's Controller since January 1989.

    SCOTT D. RUED, age 41, was elected as a Director of the Company effective December 10, 1993. Mr. Rued has served as Executive Vice President and Chief Financial Officer of Hidden Creek Industries (a management company) since January 1, 1994, as Vice President--Finance and Corporate Development of Hidden Creek from June 1989 to December 1993 and as Vice President and Director of Tower Automotive, Inc. (a producer of automotive parts) since April 1993.

    DENNIS J. DOYLE, age 46, was elected as a Director of the Company on April 23, 1996. For more than the last five years Mr. Doyle has been President and Chief Executive Officer of Welsh Companies, Inc. (a full service real estate company). Mr. Doyle is also a director of Grow Biz International.

REQUIRED VOTE

    Election of each nominee requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting.

COMMITTEES

    The Board of Directors held three meetings in fiscal 1998. Each of the incumbent directors attended at least 75% of the meetings of the Board and each Committee of which he is a member held during fiscal 1998.

    The members of the Audit Committee are Dennis J. Doyle and Scott D. Rued. The Audit Committee is empowered by the Board of Directors to review the financial books and records of the Company in consultation with the Company's accounting and auditing staff and its independent auditors and to review with the accounting staff and independent auditors any questions raised with respect to accounting and auditing policy and procedure. The Audit Committee held one meeting during fiscal 1998.

    The members of the Compensation Committee are Dennis J. Doyle and Scott D. Rued. The Compensation Committee is authorized by the Board of Directors to establish general levels of compensation for all employees of the Company, to set the annual salary of each of the executive officers of the Company, to grant options to employees under the Company's option plans, and to review and approve compensation and benefit plans of the Company. The Compensation Committee held two meetings during fiscal 1998.

    Directors of the Company who are not employees of the Company receive $8,000 per year of service, reimbursement of the out-of-pocket expenses incurred on behalf of the Company and they participate in the Company's Director Stock Option Plan.

                   2. AMENDMENT TO THE 1992 STOCK OPTION PLAN

BACKGROUND AND SUMMARY OF PLAN

    On July 21, 1998, the Board of Directors, subject to shareholder approval, amended the Company's 1992 Stock Option Plan (the "Plan") to increase the number of shares of common stock reserved for issuance pursuant to the Plan from 1,000,000 to 1,300,000. The purpose of the Plan is to strengthen the Company's ability to attract and retain key employees and to furnish additional incentives to such persons by encouraging them to become owners of common stock. The Plan provides for the granting of options to designated employees, non-employees and consultants of the Company. A proposal to approve the amendment will be presented to shareholders at the Annual Meeting of Shareholders.

    Copies of the Plan are available for examination at the corporate headquarters of the Company in Roseville, Minnesota, and will be mailed at no charge to any shareholder who requests a copy. A copy of the Plan will also be available for examination at the meeting.

    The closing price of the Company's common stock on July 21, 1998, as reported on AMEX was $4.12.

PROPOSED PLAN AMENDMENT

    Of the 1,000,000 shares reserved by the Company for grant pursuant to the Plan, 905,102 were subject to options as of the date of this proxy statement. Because few additional options to purchase shares may be granted under the Plan, the Board of Directors recommends that the shareholders approve the amendment to increase the shares available for issuance pursuant to the Plan.

ADMINISTRATION

    The Plan is administered by the Compensation Committee of the Board of Directors, which consists exclusively of non-employee directors. The Compensation Committee has the authority to grant options, determine the terms of options, select the employees to whom options are granted, promulgate rules relating to the Plan and to take other actions necessary or advisable for the administration of the Plan. Under the Plan, options may be granted at not less than 100% (110% in the case of incentive stock options granted to shareholders owning 10% or more of the Company's common stock) of the fair market value of the Company's common stock on the date of grant. Options may be granted under the Plan no later than August 30, 2002, the Plan's termination date. Options granted under the Plan may not exceed 10 years in duration (five years for 10% or more shareholders). Options may not be transferred except by will or the laws of descent and distribution and must be exercised, if at all, within three months after termination of employment for any reason other than death or disability, and within six months after termination of employment due to death or disability.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Under the Plan, stock options may be issued (1) as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (2) as non-statutory stock options that do not qualify as incentive stock options, or (3) a combination of both. There is no taxable income to a participant as a result of the grant of an incentive stock option or the exercise of an incentive stock option if the participant does not dispose of the acquired stock for certain time periods. However, the difference between the fair market value of the shares under the option at the time of exercise and the option price will generate a tax preference item that could result in an alternative minimum tax liability for the employee. Upon sale of the shares, the difference between the sale price and the option price will generally be taxable income. The Company is not entitled to a federal income tax deduction upon the grant or exercise of incentive stock options. Generally, there is no taxable income to a participant as a result of the grant of a non-statutory stock option. However, upon exercise, the participant will realize taxable income equal to the difference between the fair market value of the common stock at the time of exercise and the option price. The Company is not entitled to a tax deduction upon the grant of a non-statutory stock option, but is entitled to a tax deduction equal to the participant's taxable income realized upon the exercise of the stock option. The foregoing statements are based on current federal income tax laws and regulations and are subject to changes in such tax laws and regulations, or interpretations thereof.

REQUIRED VOTE

    Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting. The Board of Directors recommends that you vote in favor of the proposal.

                  3. AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

BACKGROUND AND SUMMARY OF PLAN

    On July 21, 1998, the Board of Directors, subject to shareholder approval, amended the Company's employee stock purchase plan (the "Purchase Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 125,000 to 250,000. The Purchase Plan, which is intended to qualify under
Section 423 of the Internal Revenue Code of 1986, as amended, is administered by the Board of Directors of the Company or by a committee appointed by the Board of Directors. Employees are eligible to participate if they are employed by the Company for at least 20 hours per week and more than five months per year. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed 10% of an employee's compensation at 85% of the lower of the fair market value of the Common Stock as determined by the Board of Directors at the beginning or at the end of each annual offering period. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company.

PROPOSED PLAN AMENDMENT

    Of the 125,000 shares originally reserved by the Company for issuance pursuant to the Purchase Plan, 123,516 were issued as of the date of this proxy statement. Because few additional shares may be issued under the Purchase Plan, the Board of Directors recommends that the shareholders approve the amendment to increase the shares available for issuance pursuant to the Purchase Plan.

REQUIRED VOTE

    Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting. The Board of Directors recommends that you vote in favor of the proposal.

         4. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company for the year ending March 31, 1999. A proposal to ratify that appointment will be presented to shareholders at the Annual Meeting. Representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance. The Board of Directors recommends that you vote in favor of the proposal.

                              CERTAIN TRANSACTIONS

    The Company has engaged Welsh Companies, Inc. to sell certain parcels of commercial land located in Inver Grove Heights, Minnesota. Welsh Companies, Inc. is owned by Dennis Doyle who is a director of the Company. The Company will pay Welsh Companies, Inc. a 10% commission on the purchase price of any parcels which are sold. The Company believes this commission rate is customary and that the terms of this engagement are no less favorable to the Company than similar transactions with unaffiliated third parties. The aggregate commission expected to be paid under this engagement is between $200,000 and $800,000 depending on the number and price of the parcels eventually sold.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that may be brought before the meeting which require submission to a vote of the shareholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

    Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of common stock of the Company and will reimburse such persons for their expenses so incurred.

                             SHAREHOLDER PROPOSALS

    Shareholders wishing to present proposals for action by the shareholders at the next Annual Meeting must present such proposals at the principal offices of the Company not later than March 28, 1999. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

                         ANNUAL REPORT TO SHAREHOLDERS

    A copy of the Company's Annual Report to shareholders for the fiscal year ended March 31, 1998, which contains the Company's Form 10-K, accompanies this Notice of Annual Meeting, proxy statement and Proxy Card.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                           [SIGNATURE]

                                          David H. Rotter
                                          PRESIDENT

Roseville, Minnesota
August 1, 1998

                           THE ROTTLUND COMPANY, INC.
                              2681 LONG LAKE ROAD
                           ROSEVILLE, MINNESOTA 55113

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, having duly received the Notice of Annual Meeting of Shareholders and the Proxy Statement, dated August 1, 1998, hereby appoints David H. Rotter and Bernard J. Rotter as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of The Rottlund Company, Inc. held of record by the undersigned on July 21, 1998, at the Annual Meeting of Shareholders to be held on September 10, 1998 at 3:30 p.m. at the Crowne Plaza Northstar Hotel, 618 Second Avenue South, Minneapolis, Minnesota, and at any adjournments thereof.

i. To elect seven directors of the Company, each for a term of one year and until their successors shall be elected and duly qualified.

/ /  FOR all nominees listed below               / /  WITHHOLD AUTHORITY
   (except as marked to the contrary below)         to vote for all nominees listed below

    DAVID H. ROTTER, BERNARD J. ROTTER, TODD M. STUTZ, JOHN J. DIERBECK, III
              LAWRENCE B. SHAPIRO, SCOTT D. RUED, DENNIS J. DOYLE

    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

ii To approve an amendment to the Company's 1992 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 1,000,000 to 1,300,000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

iii To approve an amendment to the Company's Employee Stock Purchase Plan increasing the number of shares reserved for issuance thereunder from 125,000 to 250,000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

iv. To ratify the appointment of Arthur Anderson LLP as the Company's independent public accountants for the fiscal year ending March 31, 1999.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

v. To transact such other business as may properly come before the meeting or any adjournment thereof.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

                                              Please sign exactly as name
                                              appears on this proxy. When shares
                                              are held by joint tenants, both
                                              should sign. If signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such. If a
                                              corporation, please sign in full
                                              corporate name by president or
                                              other authorized officer. If a
                                              partnership, please sign in
                                              partnership name by an authorized
                                              person.

                                              Dated:
                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.